UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 28, 2011

VAUGHAN FOODS, INC.
(Exact name of Registrant as specified in its charter)

Oklahoma	001-33446	73-1342046
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

216 N.E. 12th Street, Moore, OK 73160
(Address Of Principal Executive Office) (Zip Code)

(405) 794-2530
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On March 23, 2011, Vaughan Foods, Inc. (“Vaughan” or the “Company”) entered into a Fifth Amendment (“Amendment”) under its loan and security agreement (the “Loan Agreement”) with Peninsula Bank Business Funding, a division of The Private Bank of the Peninsula (“Peninsula Bank”).
Under the Amendment, the Company and Peninsula Bank agreed to increase the maximum amount available under the revolving line of credit on a seasonal basis from $3.5 million to $4.5 million, effective April 1, 2011.
.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this report is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
Exhibit No.    Description
99.1    Press release, dated March 28, 2011.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation by reference language, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Vaughan Foods, Inc.

Dated: March 29, 2010	By:	/s/ Gene P. Jones
Gene P. Jones
Secretary, Treasurer and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description	Method of Filing

99.1	Press release dated March 28, 2011	Filed herewith electronically